UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	December 27, 2005
(Date of earliest event reported):	December 20, 2005
Commission File No. 0-10587

Fulton Financial Corporation

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2195389
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-291-2411

Former name or former address, if changed since last Report: N/A

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |  |  Written communications pursuant to Rule 425 under the  Securities Act

     |  |  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     |  |  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

     |  |  Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Fulton Financial Corporation

Item 1.01  Entry into a Material Definitive Agreement

As reported on a Current Report on Form 8-K filed on December 16, 2005, Fulton Financial Corporation (the “Company”) announced the appointment of its senior management team following the retirement of Rufus A. Fulton, Jr. as Chairman, Chief Executive Officer and President on December 31, 2005.  On December 20, 2005, the Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company presented to the Board of Directors its recommendation of the annual base salaries of the Company’s executive officers for 2006. The compensation program was based on a review of performance and competitive market data and recommendations of an outside consulting firm retained to evaluate the Company’s compensation program for executive officers, and the recommendation of R. Scott Smith, Jr., the Company’s Chairman, Chief Executive Officer and President as of January 1, 2006, with regard to the other executive officers.  Mr. Smith did not participate in the discussions or decisions relating to his compensation.  The Board of Directors approved the recommendation of the Committee and the compensation adjustments will be effective on January 1, 2006.

The following table sets forth the annual base salary levels of the Company’s senior management team for the years 2005 and 2006:

Name	Age	Position	2005 Salary	2006 Salary
R. Scott Smith, Jr.	58	Chairman, Chief Executive Officer and President	$590,000	$763,213
Charles J. Nugent	57	Senior Executive Vice President and Chief Financial Officer	$434,600	$478,400
Richard J. Ashby, Jr.	61	Senior Executive Vice President - Community Banking	$385,000	$405,000
James E. Shreiner	56	Senior Executive Vice President - Administrative Services	$255,000	$291,576
Craig H. Hill	50	Senior Executive Vice President - Human Resources	$162,124	$198,700
E. Philip Wenger	48	Senior Executive Vice President - Fulton Financial Corporation; Chairman and Chief Executive Officer of Fulton Bank	$275,000	$320,943

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The Company has entered into severance agreements with each of the members of the Company’s senior management team.  Under the terms of those agreements, certain limited severance benefits are payable in the event that an executive is discharged or resigns following, and for reasons relating to, a change in control of the Company.  Specifically, in the event of such a discharge or resignation, the executive would be entitled to receive from the Company an annual benefit consisting of his then effective base salary, certain fringe benefits in lieu of coverage under employee benefit plans and a supplemental retirement benefit in lieu of his continuing participation in the Fulton Financial Corporation employee retirement plans. Such benefits would be payable, in the cases of Messrs. Smith, Ashby and Nugent, for a period of three years, in the case of Messrs. Shreiner and Wenger, 18 months and, in the case of Mr. Hill, one year, beginning on the date of the executive's discharge or resignation and continuing until (i) he elects to terminate benefits in order to accept employment with another financial services institution; (ii) the end of the year in which he attains the age of 65; or (iii) he dies, whichever first occurs.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 27, 2005	Fulton Financial Corporation By: /s/ Charles J. Nugent
Charles J. Nugent

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